As filed with the Securities and Exchange Commission on August 31, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

APPLIANCE RECYCLING CENTERS OF AMERICA, INC.

(Exact name of registrant as specified in its charter)

Minnesota	41-1454591
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7400 Excelsior Boulevard

Minneapolis, MN 55426-4517

(Address of Principal Executive Offices and Zip Code)

Appliance Recycling Centers of America, Inc.

2011 Stock Compensation Plan

(Full title of the plan)

Edward R. (Jack) Cameron

President and Chairman of the Board

Appliance Recycling Centers of America, Inc.

7400 Excelsior Boulevard

Minneapolis, Minnesota 55426-4517

(952) 930-9000

(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Copies to: Eric O. Madson, Esq. Fredrikson & Byron, P.A. 200 South Sixth Street, Suite 4000 Minneapolis, Minnesota 55402-2015 Telephone: (612) 492-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, no par value	700,000 shares	$4.16	$2,912,000.00	$338.08

(1)         Pursuant to Rule 416(a) of the Securities Act of 1933, this registration statement also covers any additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with the terms of the plans.

(2)         Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) and based upon the average of the high and low prices of the Registrant’s Common Stock as reported by NASDAQ on August 26, 2011.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Pursuant to the Note to Part I of Form S-8, the information required by Items 1 and 2 of Part I is not filed as part of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by Appliance Recycling Centers of America, Inc. (the “Company” or the “Registrant”) with the Securities and Exchange Commission are incorporated in this Registration Statement by reference:

•                  the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2011;

•                  the Company’s Quarterly Reports on Form 10-Q for the quarters ended April 2, 2011 and July 2, 2011;

•                  the Company’s Current Reports on Form 8-K filed January 6, 2011, January 31, 2011, March 16, 2011, May 16, 2011, and August 5, 2011.

•                  the description of the Company’s common stock contained in the Company’s Registration Statement on Form S-2 (Registration Statement No. 333-123005).

All documents hereafter filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) (other than current reports on Form 8-K containing Regulation FD disclosure furnished under either Item 2.02 or Item 7.01, including any exhibits relating to information furnished under either Item 2.02 or Item 7.01 of Form 8-K) subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the respective dates of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6.                                   Indemnification of Directors and Officers.

Section 302A.521, subd. 2, of the Minnesota Business Corporation Act (the “MBGA”) requires that the Company indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the Company, against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the proceeding (collectively “Losses”) if, with respect to the same acts or omissions if such person: (i) has not been indemnified by another organization or employee benefit plan for the same Losses; (ii) acted in good faith; (iii) received no improper personal benefit, and statutory procedures have been followed in the case of any conflict of interest by a director; (iv) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (v) in the case of acts or omissions occurring in the person’s official capacity as director, officer, member of a committee of the board or employee, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions occurring in a director’s, officer’s or employee’s capacity as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the corporation.  In addition, Section 302A.521, subd. 3, requires payment by the Company, upon written request, of reasonable expenses in advance of final disposition of the proceeding in certain instances. A decision as to required indemnification is to be made by a disinterested majority of the Company’s board of directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the board, by special legal counsel, by the shareholders or by a court.

The Company’s bylaws provide that the Company shall indemnify each of the Company’s directors, officers and employees to the fullest extent permissible by Minnesota law, as detailed above.  The Company also maintains a director and officer liability insurance policy to cover the Company and the Company’s directors and officers against certain liabilities.

Item 7.                                   Exemption from Registration Claimed.

Not applicable.

Item 8.                                   Exhibits.

Exhibit
No.	Description

5.1	Opinion of Fredrikson & Byron, P.A.

23.1	Consent of Baker Tilly Virchow Krause, LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.1 hereto).

24.1	Power of Attorney (included in signature page hereof).

99.1	Appliance Recycling Centers of America, Inc. 2011 Stock Compensation Plan (incorporated by reference to Appendix A to the Registrant’s Schedule 14A filed on March 31, 2011).

Item 9.                                   Undertakings

(a)                                  The undersigned Registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)            to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “1933 Act”);

(ii)           to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)          to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that:

(A)                              paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement; and

(B)                                paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the Registration Statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)                                  That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on August 31, 2011.

APPLIANCE RECYCLING CENTERS OF AMERICA, INC.

By	/s/ EDWARD R. (JACK) CAMERON
Edward R. (Jack) Cameron
Chairman of Board, President & Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints EDWARD R. (JACK) CAMERON and PETER P. HAUSBACK, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 31, 2011.

Signature	Title

/s/ EDWARD R. (JACK) CAMERON	Chairman of Board, President & Chief Executive Officer
Edward R. (Jack) Cameron	(Principal Executive Officer)

/s/ PETER P. HAUSBACK	EVP and Chief Financial Officer
Peter P. Hausback	(Principal Accounting Officer)

/s/ DUANE S. CARLSON	Director
Duane S. Carlson

/s/ STANLEY GOLDBERG	Director
Stanley Goldberg

/s/ GLYNNIS A. JONES	Director
Glynnis A. Jones

/s/ STEVEN LOWENTHAL	Director
Steven Lowenthal

/s/ DEAN R. PICKERELL	Director
Dean R. Pickerell

/s/ MORGAN J. WOLF	Director
Morgan J. Wolf

Exhibit Index to

Form S-8

APPLIANCE RECYCLING CENTERS OF AMERICA, INC.

Exhibit
No.	Description

5.1	Opinion of Fredrikson & Byron, P.A.

23.1	Consent of Baker Tilly Virchow Krause, LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.1 hereto).

24.1	Power of Attorney (included in signature page hereof).

99.1	Appliance Recycling Centers of America, Inc. 2011 Stock Compensation Plan (incorporated by reference to Appendix A to the Registrant’s Schedule 14A filed on March 31, 2011).